Putnam RetirementReady 2045 Fund
7/31/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	26
Class B 	*
Class C 	*

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	34

73A1
Class A	0.583
Class B	0.509
Class C	0.509

73A2
Class M	0.535
Class R	0.561
Class Y	0.603

74U1 (000s omitted)

Class A	115
Class B	*
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	103

* Represents less than 1(000s omitted)

74V1

Class A	70.75
Class B	68.83
Class C	68.84

74V2

Class M	68.94
Class R	69.06
Class Y	76.88